Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Pre-Effective Amendment No. 2 to this Registration Statement (No. 333-148049) on Form S-1 of Aspect Global Diversified Fund LP of our report dated April 1, 2008 relating to our audit of the statement of financial condition of Aspect Global Diversified Fund LP, as of December 31, 2007 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/  McGladrey & Pullen, LLP

Chicago, Illinois
April 4, 2008